EXHIBIT  99.1

                             GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    11/25/05

                         WEEKLY ROR            MTD ROR           YTD ROR

CLASS A UNITS              0.33%                3.99%             -2.26%
CLASS B UNITS              0.31%                3.93%             -3.08%

* Subject to independent verification

             WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 25, 2005


Grant Park Futures Fund recorded modest gains during the Thanksgiving holiday week. Profits came mainly from positions in the stock indices, metals and currencies. Losses came predominantly from positions in the interest rate sector.

Long positions in the stock indices recorded profits for the session. Domestic stock markets rallied early in the week as the minutes from the November 1st Federal Open Market Committee (FOMC) meeting hinted that the U.S. Federal Reserve Bank may be near the end of its interest rate tightening cycle. Analysts said that investors were encouraged by the dovish nature of the report in which some FOMC members warned that the consequences of carrying the tightening cycle too far could also eventually emerge. Share prices were also buoyed by favorable data on U.S. consumer sentiment. The University of Michigan Consumer Survey produced a reading of 81.6 versus an expectation of 80.9, giving investors reason to believe that the buying public has, at present, a favorable outlook on the economy. The NASDAQ-100 finished 24 points higher for the holiday-shortened week, while the S&P added 12.20 points. Long positions in the foreign markets were also profitable as the Tokyo Nikkei climbed to its highest level in nearly five years, mostly due to a rally in microchip stocks. The German DAX and Euro STOXX 50 also closed higher, benefiting long positions.

Profits also came from short positions in foreign currencies as the U.S. dollar gained against most of its major trading partners. The greenback rallied against the Japanese yen, the euro and the British pound despite softening earlier in the week upon the release of the FOMC policy meeting minutes, which were bearish with regard to the U.S. dollar. Analysts said that investors, while somewhat concerned that a less aggressive U.S. monetary policy might weaken the dollar in the long-term, were optimistic that the Federal Reserve Bank was in a better position than its European and Japanese counterparts to raise short-term interest rates in the near future.

Long positions in the metals sector reported gains for the week. The December gold contract on COMEX rose $16.80, closing the shortened trading week at $486.20 per ounce. Commentators said continued strong demand from China and India combined with buying on the behalf of commodity funds to send prices higher. Base metal prices were also higher, benefiting long positions in the copper and aluminum markets in London.

Lastly, short positions in the interest rate sector sustained losses for the session. The release of the aforementioned FOMC meeting minutes sparked a rally in the U.S. financial markets as prices for U.S. fixed income products rose while yields fell. News that the Federal Reserve could be near the end of its tightening

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com
cycle helped the Eurodollar contract on the Chicago Mercantile Exchange to settle the week in higher territory. Short positions in the Thirty-year bond and Ten-year note also experienced setbacks. Short positions in the foreign markets were also unprofitable as a weaker-than-expected reading on German business confidence sent prices for the German bund and BOBL contract to higher levels. Losses also came from short positions in the British short-sterling and LIFFE euribor markets.



































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com